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                                                                  Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of eNote.com Inc. on Form S-8 of our report dated March 10, 2000 (April 20, 2000 as to Note 13), appearing in and incorporated by reference in the Annual Report on Form 10-KSB of eNote.com Inc. for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP


New York, New York
May 22, 2000